UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 2, 2006

                           THE MIDDLEBY CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

            Delaware                     1-9973                  36-3352497
 (State or Other Jurisdiction     (Commission File Number)     (IRS Employer
       of Incorporation)           Identification No.)

        1400 Toastmaster Drive, Elgin, Illinois                   60120
     (Address of Principal Executive Offices)                   (Zip Code)

                                 (847) 741-3300
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry into a Material Definitive Agreement.

     On March 2, 2006, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of The Middleby Corporation (the "Company") took the following actions:

     The Committee amended and restated The Middleby Corporation Executive Officer Incentive Plan (the "Plan"). The Plan is intended to qualify Awards paid under the Plan as performance-based compensation under Section 162(m) of the Internal Revenue Code. Effectiveness of the Plan is contingent upon shareholder approval of the Plan's material terms, including performance criteria, at the Company's 2006 annual meeting of shareholders. The following summary of the amended and restated Plan does not purport to be complete and is qualified in its entirety by reference to the text of the amended and restated Plan, a copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.


Eligible Participants - key employees, including executive officers, selected by the Committee.

Potential Awards - potential Awards will be established by the Committee at the beginning of each performance period. There are five calendar year performance periods: 2006, 2007, 2008, 2009 and 2010. Special Incentive Awards may be made, in the Committee's discretion, to selected key employees, including executive officers. The size of each Special Incentive Award and the selection of applicable shareholder-approved performance criteria are also at the Committee's discretion, subject to a maximum of $3.5 million per Award.

Performance Goals - specific, targeted Company performance goals will be established by the Committee with respect to the Special Incentive Awards. The performance goals will be based on performance criteria approved by shareholders. To the extent permitted by Section 162(m) of the Internal Revenue Code, the Committee will have discretion to adjust performance goals in recognition of certain unusual or extraordinary events and changes in applicable laws, regulations or accounting principles.

Procedures - within ninety (90) days after the beginning of each performance period, the Committee may, in its sole discretion, establish Awards for key employees it selects in accordance with the Plan. After the end of the performance period, before any payments are made with respect to the applicable Awards, the Committee must determine and certify whether any applicable performance goals were attained. The Committee must also determine the actual amounts to be paid to a participant with respect to an Award; the Committee, in its sole discretion, may reduce the amount otherwise payable pursuant to an Award.

Item 9.01.   Financial Statements and Exhibits.

             (c)  Exhibits.


Exhibit No.       Description
-----------       -----------

Exhibit 10.1 The Middleby Corporation Executive Officer Incentive Plan, as amended and restated.







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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             THE MIDDLEBY CORPORATION


Dated: March 8, 2006                         By: /s/ Timothy J. FitzGerald
                                                 --------------------------
                                                 Timothy J. FitzGerald
                                                 Vice President and
                                                 Chief Financial Officer





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                                 Exhibit Index
                                 -------------

Exhibit No.       Description
-----------       -----------

Exhibit 10.1 The Middleby Corporation Executive Officer Incentive Plan, as amended and restated.